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                                                                    EXHIBIT 23.4

Board of Directors
Access Integrated Technologies, Inc.

We consent to the use of our report dated March 31, 2003 with respect to the combining balance sheet of selected operating locations of R.E. Stafford, Inc. d.b.a. Colo Solutions, Inc. as of December 31, 2001, and the related combining statements of operations and location equity, and combined cash flows from inception through December 31, 2001 for the selected locations, included herein and to the reference to our firm in the Form SB-2 Registration Statement.





BRAY, BECK & KOETTER, P.A.
Certified Public Accountants


Melbourne, Florida
October 13, 2003


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Board of Directors
Access Integrated Technologies, Inc.

We consent to the use of our report dated August 28, 2003 with respect to the combining balance sheet of selected operating locations of R.E. Stafford, Inc. d.b.a. Colo Solutions, Inc. as of November 27, 2002, and the related combining statements of operations and location equity, and combined cash flows as of November 27, 2002 for the selected locations, included herein.



BRAY, BECK & KOETTER, P.A.
Certified Public Accountants


Melbourne, Florida
October 13, 2003